REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of November 13, 2001, by and between MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), the guarantors included on the signature lines hereto (the "Guarantors" and together with the Company, the "Company Parties") and TPG Wafer Holdings LLC, a Delaware limited liability company (together with its permitted assigns, "TPG" or the "Investor").

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into a Restructuring Agreement, dated as of November 13, 2001 (the "Restructuring Agreement"), pursuant to which (i) the Investor has agreed to exchange shares of common stock of MEMC Holdings Corporation, a Delaware corporation, for shares of the Company's Series A Cumulative Convertible Preferred Stock, $0.01 par value (the "Series A Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the form of Certificate of Designations attached as Exhibit A to the Restructuring Agreement or in a form as is otherwise agreed upon by the Investor and the Company and (ii) the Investor has agreed to cause the Notes Designees (as defined in the Restructuring Agreement) to deliver such Loans (as defined in the Restructuring Agreement) to be agreed upon by the Company and the Investor, in return for the issuance by the Company to such Notes Designees, as specified by the Investor, of (A) Senior Subordinated Secured Notes Due 2007 of the Company (the "Notes") having the terms and conditions set forth in the form of Indenture attached as Exhibit E to the Restructuring Agreement (the "Indenture") and fully and unconditionally guaranteed (the "Guarantee") by the Guarantors (the Notes, together with the Guarantee, the "Note Securities") and (B) detachable warrants (the "Warrants") having the terms set forth in the form of Warrant Certificate attached as Exhibit G to the Restructuring Agreement or in a form as is otherwise agreed upon by the Company and the Investor; and

WHEREAS, as an inducement to the Investor entering into the Restructuring Agreement, the Investor has required that the Company Parties agree, and the Company Parties have agreed, to provide the rights set forth in this Agreement; and

WHEREAS, the consummation of the Initial Restructuring is conditioned upon, among other things, the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

1.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Restructuring Agreement.

1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"Adverse Disclosure" means public disclosure of material non-public information, disclosure of which, in the Board of Directors' good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company Parties so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) would materially and adversely affect a proposed financing, reorganization, recapitalization, merger, consolidation, acquisition or similar transaction, or otherwise materially and adversely affect the Company Parties.

"Agreement" has the meaning set forth in the preamble hereto.

"Board of Directors" means the board of directors of the Company.

"Class" has the meaning set forth in the definition of "Registrable Securities."

"Common Stock" means the Company's common stock, par value $0.01 per share.

"Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

"Company Public Sale" has the meaning set forth in Section 2.3(a).

"Demand Notice" has the meaning set forth in Section 2.2(e).

"Demand Period" has the meaning set forth in Section 2.2(d).

"Demand Registration" has the meaning set forth in Section 2.2(a).

"Demand Registration Statement" has the meaning set forth in Section 2.2(a).

"Effectiveness Date" means the 330th day following the Initial Closing Date.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

"Existing Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 12, 1995, by and between the Company and VEBA Corporation, as successor to Hüls Corporation, as amended.

"Filing Date" means the 270th day following the Initial Closing Date.

"Guarantee" has the meaning set forth in the recitals hereto.

"holder" means any holder of Registrable Securities (whether or not acquired pursuant to the Restructuring Agreement) who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.5.

"Investor" has the meaning set forth in the preamble hereto.

"Material Adverse Change" means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States of America; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America or Delaware; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States of America or Delaware or the declaration by the United States or Delaware of a national emergency or war or a change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

"NASD" means the National Association of Securities Dealers, Inc.

"Notes" has the meaning set forth in the preamble hereto.

"Note Securities" has the meaning set forth in the recitals hereto.

"Person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"Piggyback Registration" has the meaning set forth in Section 2.3(a).

"Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

"Registrable Securities" means (i) any shares of Series A Preferred Stock, any shares of Common Stock or other securities issuable upon the conversion of or as a dividend with respect to the Series A Preferred Stock, (ii) any Warrants, any shares of Common Stock or other securities issuable upon the exercise of the Warrants, (iii) the Note Securities, (iv) any other Common Stock beneficially owned on the date hereof, or hereafter acquired or purchased by the Investor or any of its Affiliates, including without limitation any Common Stock (A) acquired by the Investor or any of its Affiliates as a result of the transactions contemplated by the E.ON Purchase Agreement or upon exercise of any rights to purchase Common Stock and (B) purchased on the open market by the Investor or any of its Affiliates, and (v) in each case, any securities that may be issued or distributed or be issuable in respect of any such Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act. For purposes of this Agreement, a "Class" of Registrable Securities means each of (a) the Series A Preferred Stock and any shares of Common Stock or other securities issued upon the conversion of the Series A Preferred Stock, (b) the Warrants and any shares of Common Stock or other securities issued upon the exercise of the Warrants, (c) the Note Securities and (d) the Common Stock referred to in clause (iv) above. Each Class shall also include any securities that may be issued or distributed or be issuable in respect of such Class as contemplated by clause (v) above. A "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities in the cases of (A) the Class consisting of Series A Preferred Stock and Common Stock issued upon conversion of the Series A Preferred Stock collectively, computed on the assumption that all Series A Preferred Stock outstanding on the date of determination had been converted as of such date, (B) the Class consisting of Warrants and Common Stock issued upon the exercise of the Warrants collectively, computed on the assumption that all Warrants outstanding on the date of determination had been exercised as of such date, and (C) the Class consisting of other Common Stock, and (y) based on the principal amount of such securities, in the case of the classes consisting of Note Securities.

"Registration" means a registration with the SEC of the Company Parties' securities for offer and sale to the public under a Registration Statement. The term "Register" shall have a correlative meaning.

"Registration Expenses" has the meaning set forth in Section 2.8.

"Registration Statement" means any registration statement of the Company Parties filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

"Restructuring Agreement" has the meaning set forth in the recitals hereto.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

"Series A Preferred Stock" has the meaning set forth in the preamble hereto.

"Shelf Period" has the meaning set forth in Section 2.1(b).

"Shelf Registration" means a Registration effected pursuant to Section 2.1.

"Shelf Registration Statement" means a Registration Statement of the Company Parties filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company Parties are not permitted to file a resale Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

"Shelf Suspension" has the meaning set forth in Section 2.1(c).

"Underwritten Offering" means a Registration in which securities of the Company Parties are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

"Warrants" has the meaning set forth in the recitals hereto.

1.3. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to "include", "includes" and "including" shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

SECTION 2. REGISTRATION RIGHTS

2.1. Shelf Registration.

(a) Filing. On or before the Filing Date, the Company Parties shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders from time to time in accordance with the methods of distribution elected by such holders and set forth in the Shelf Registration Statement and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the Effectiveness Date. If, on the Filing Date, the Company Parties do not qualify to file a Shelf Registration Statement under the Securities Act, then the provisions of Section 2.2 shall apply, but at any time thereafter that the Company Parties do so qualify, it shall, as promptly as practicable, file a Shelf Registration Statement and use its best efforts to cause the Shelf Registration Statement to be declared effective.

(b) Continued Effectiveness. The Company Parties shall use their best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by holders until such time as (i) the Investor and its Affiliates hold no Series A Preferred Stock and less than 1.0% of the Conversion Shares (assuming conversion of the Series A Preferred Stock), (ii) the Note Designees hold less than 1.0% of the Notes, (iii) the Note Designees hold no Warrants and less than 1.0% of the Warrant Shares (assuming exercise of the Warrants) and (iv) the Investor and its Affiliates hold less than 1.0% of the number of shares of Common Stock acquired by the Investor or any of its Affiliates as a result of the transactions contemplated by the E.ON Purchase Agreement (such period of effectiveness, the "Shelf Period"). Subject to Section 2.1(c), the Company Parties shall not be deemed to have used their best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company Parties voluntarily take any action or omit to take any action that would result in holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders, suspend use of the Shelf Registration Statement (a "Shelf Suspension"); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than three times during any 18 month period or (ii) for a period exceeding 40 days on any one occasion. In the case of a Shelf Suspension, the holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the holders such numbers of copies of the Prospectus as so amended or supplemented as the holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company Parties for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of a majority of any Class of the Registrable Securities then outstanding. Each Company Party represents that, as of the date hereof, it has no knowledge of any circumstance that would reasonably be expected to cause it to exercise its rights under this Section 2.1(c).

(d) Underwritten Offering. If the holders of not less than a majority of any Class of Registrable Securities included in any offering pursuant to such Shelf Registration Statement so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering, and the Company Parties shall amend or supplement the Shelf Registration Statement for such purpose. The holders of a majority of the Class of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company Parties.

2.2. Demand Registrations.

(a) Demand by Holders. If, on or at any time after the Effectiveness Date, the Shelf Registration Statement is not effective under the Securities Act or is not available for use by the holders, then at any time thereafter the holders of not less than 25% of any Class of Registrable Securities may make a written request to the Company for Registration of Registrable Securities held by such holders and any other holders of Registrable Securities; provided, that the estimated market value or stated value of the Registrable Securities to be so Registered in at least $10 million in the aggregate at the time such request is made. Any such requested Registration shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within 30 days of a request for a Demand Registration, the Company Parties shall file a Registration Statement relating to such Demand Registration (a "Demand Registration Statement"), and shall use their best efforts to cause such Demand Registration Statement to promptly be declared effective under (i) the Securities Act and (ii) the "Blue Sky" laws of such jurisdictions as any holder of Registrable Securities being registered under such Registration or any underwriter, if any, reasonably requests.

(b) Limitation on Demand Registrations. Subject to Section 2.2(h), in no event shall the Company Parties be required to effect more than three Demand Registrations per Class of Registrable Securities.

(c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of notices from all holders to such effect, the Company Parties shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.2(b) unless (i) the withdrawing holders shall have paid or reimbursed the Company Parties for all of the reasonable and documented-out-of pocket fees and expenses paid by the Company Parties in connection with the Registration of such withdrawn Registrable Securities or (ii) the withdrawal is made following the occurrence of a Material Adverse Change.

(d) Effective Registration. The Company Parties shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective until the completion of the distribution of Registrable Securities included therein, or if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the "Demand Period"). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Investor.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 2.2(a) (but in no event more than 5 Business Days thereafter), the Company Parties shall deliver a written notice (a "Demand Notice") of any such Registration request to all other holders of Registrable Securities of the same Class or classes to be included in such Demand Registration, and the Company Parties shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.2(e) shall specify the Class and aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than three times during any 18 month period or (ii) for a period exceeding 40 days on any one occasion. In the case of a Demand Suspension, the holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the holders such numbers of copies of the Prospectus as so amended or supplemented as the holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company Parties for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the holders of a majority of the Registrable Securities that are included in such Demand Registration Statement. Each of the Company Parties represents that, as of the date hereof, it has no knowledge of any circumstance that would reasonable be expected to cause it to exercise its rights under this Section 2.2(f).

(g) Underwritten Offering. If the holders of not less than a majority of any Class of Registrable Securities requesting a Demand Registration so elect, such offering of Registrable Securities shall be in the form of an Underwritten Offering. The holders of a majority of the Class of such Registrable Securities included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer the offering; provided, that such managing underwriter or underwriters shall be reasonably acceptable to the Company Parties.

(h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a Class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of a Class of Registrable Securities included therein), advise the Board of Directors in writing that, in its or their opinion, the number of securities of such Class requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities of such Class to be included in such Demand Registration shall be allocated pro rata among the holders that have requested to participate in such Demand Registration on the basis of the relative number of Registrable Securities of such Class then held by each such holder, to the extent necessary to reduce the total number of Registrable Securities of such Class to be included in such offering to the number recommended by the managing underwriter or underwriters or such holders, provided, that any securities thereby allocated to a holder that exceed such holder's request shall be reallocated among the remaining requesting holders in like manner. To the extent that Registrable Securities so requested to be registered are excluded from the offering, then the holders of such Registrable Securities shall have the right to one additional Demand Registration under this Section 2.2.

(i) Registration Statement Form. Registrations under this Section 2.2 shall be on such appropriate form of the SEC (i) as shall be selected by the Company Parties and as shall be reasonably acceptable to the holders of a majority of each Class of Registrable Securities requesting a Demand Registration and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such holders' requests for such Registration.

2.3. Piggyback Registrations.

(a) Participation. If the Company Parties at any time propose to file a Registration Statement under the Securities Act with respect to any offering of their securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.1 or 2.2, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company Parties pursuant to any employee stock plan or other employee benefit plan arrangement) (a "Company Public Sale"), then, as soon as practicable (but in no event less than 45 days prior to the proposed date of filing such Registration Statement), the Company Parties shall give written notice of such proposed filing to all holders of Registrable Securities that are equity securities in the case of a Company Public Sale of equity securities or Registrable Securities that are debt securities in the case of a Company Public Sale of debt securities, and such notice shall offer the holders of such Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such holder may request in writing (a "Piggyback Registration"). Subject to Section 2.3(b), the Company Parties shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 days after the receipt by such holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company Parties shall determine for any reason not to Register or to delay Registration of such securities, the Company Parties may, at their election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of their obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 2.2, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must, and the Company Parties shall make such arrangements with the managing underwriter or underwriters so that each such holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must, and the Company Parties will make such arrangements so that each such holder may, participate in such offering on such basis. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a Class of Registrable Securities included in a Piggyback Registration informs the Company Parties and the holders of such Class of Registrable Securities in writing that, in its or their opinion, the number of securities of such Class which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall subject to the last sentence of this Section 2.3(b), be (i) first, 100% of the securities of such Class that the Company Parties or (subject to Section 2.7) any Person (other than a holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities of such Class that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the holders that have requested to participate and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration. Notwithstanding anything to the contrary in this Section 2.3(b), the Registrable Securities to be included in a Piggyback Registration shall not be reduced below 25% of the total number of securities included in such Piggyback Registration and, if necessary in order to meet such 25% threshold, Registrable Securities that are the subject of request for participation in such Piggyback Registration shall be included in such Piggyback Registration, in lieu of those to be included pursuant to clause (i) above, allocated pro rata among the holders of Registrable Securities that have requested to participate in such Registration based on the relative number of Registrable Securities of such Class then held by each such holder (provided that any securities thereby allocated to a holder that exceed such holder's request shall be reallocated among the remaining requesting holders in like manner).

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.3 shall be deemed to have been effected pursuant to Sections 2.1 and 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

2.4. Black-out Periods

(a) Black-out Periods for Holders. In the event of a Company Public Sale of the Company's equity securities in an Underwritten Offering, the holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

(b) Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.1 or 2.2 for an Underwritten Offering, the Company Parties agree, if requested by the holders of a majority of a Class of Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not to effect any public sale or distribution of any securities which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company Parties may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Company Parties pursuant to any employee stock plan or other employee benefit plan arrangement. The Company Parties agree to use their best efforts to obtain from the Company Parties' officers and directors and each other holder of restricted securities of the Company Parties which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Company Parties grant any Person (other than a holder of Registrable Securities) any rights to demand or participate in a Registration, the Company Parties agree that the agreement with respect thereto shall include such Person's agreement to comply with any blackout period required by this Section as if it were a Company Party hereunder.

2.5. Registration Procedures.

(a) In connection with the Company Parties' obligations under Sections 2.1, 2.2 and 2.3, the Company Parties will use their best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as possible, and in connection therewith the Company Parties will:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and (y) except in the case of a Registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of any Class of Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

(ii) as soon as possible (in the case of a Demand Registration, no later than 30 days after a request for a Demand Registration) file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective under the Securities Act;

(iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the holders of a majority of any Class of participating Registrable Securities, (y) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) promptly notify the participating holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company Parties in any applicable underwriting agreement cease to be true and correct and in all material respects, and (e) of the receipt by the Company Parties of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company Parties become aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading;

(vi) use its best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the holders of a majority of any Class of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each selling holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each selling holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder or underwriter may reasonably request (it being understood that the Company Parties consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States as any such selling holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement, provided that the Company Parties will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(xii) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the holders of at least a majority of any Class of Registrable Securities being sold or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company Parties dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company Parties and the managing underwriter or underwriters, with copies to the holders of Registrable Securities included in such Registration, a cold comfort letter from the Company Parties' independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Parties' securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company Parties' securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the holders of each Class of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company Parties, and cause all of the Company Parties' officers, directors and employees and the independent public accountants who have certified their financial statements to make themselves available to discuss the business of the Company Parties and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility;

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(xxiv) promptly, after the issuance of an earnings release or upon the request of a holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

(b) The Company Parties may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company Parties such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as the Company Parties may from time to time reasonably request in writing. Each holder of Registrable Securities agrees to furnish such information to the Company Parties and to cooperate with the Company Parties as reasonably necessary to enable the Company Parties to comply with the provisions of this Agreement.

(c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(v), or until such holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d) Holders may seek to register different types of Registrable Securities and different classes simultaneously and the Company Parties shall use their best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such holders.

2.6. Underwritten Offerings.

(a) Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by holders of Registrable Securities pursuant to a Registration under Section 2.1 or under Section 2.2, the Company Parties shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company Parties , holders of a majority of each Class of the Registrable Securities to be included in such underwriting, and the underwriters, and to contain such representations and warranties by the Company Parties and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company Parties in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company Parties regarding the form thereof. Such holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and any or all of the representations and warranties by, and the other agreements on the part of, the Company Parties to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company Parties or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by law.

(b) Piggyback Registrations. If the Company Parties propose to register any of their securities under the Securities Act as contemplated by Section 2.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company Parties will, if requested by any holder of Registrable Securities pursuant to Section 2.3 and subject to the provisions of Section 2.3(b), use their best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such holder among the securities of the Company Parties to be distributed by such underwriters in such Registration. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company Parties and such underwriters and any or all of the representations and warranties by, and the other agreements on the part of, the Company Parties to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company Parties or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution or any other representations required by law.

(c) Participation in Underwritten Registrations. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.7. No Inconsistent Agreements; Additional Rights. Each of the Company Parties represents and warrants that, except for the Existing Registration Rights Agreement, it is not a party to any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement and, other than the registration rights granted as provided herein, has not granted to any party rights with respect to the registration of any Registrable Securities or any other securities issued or to be issued by it. Each of the Company and the Investor agrees that, immediately upon the assignment to and assumption by the Investor of the Existing Registration Rights Agreement pursuant to an agreement among the Investor, VEBA Zweite Verwaltungsgesellschaft mbH and E.ON North America, Inc., the Existing Registration Rights Agreement shall terminate and be of no further force or effect. The Company Parties shall not grant to any other holder of its securities piggyback registration rights that would reduce the number of Registrable Securities in any Registration under this Agreement without the prior written consent of holders of 75% of the Registrable Securities to be included in such Registration.

2.8. Registration Expenses. All expenses incident to the Company Parties' performance of or compliance with this Agreement will be paid by the Company Parties, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses in connection with compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company Parties and of all independent certified public accountants of the Company Parties(including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company Parties so desire or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of counsel selected by the holders of a majority of each Class of the Registrable Securities being registered, (ix) all fees and expenses of accountants selected by the holders of a majority of each Class of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company Parties in connection with any Registration, and (xii) all of the Company Parties' internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). All such expenses are referred to herein as "Registration Expenses." The Company Parties shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in a secondary offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

2.9. Indemnification.

(a) Indemnification by the Company Parties Jointly and Severally. Subject to the last sentence of this Section 2.9(a), the Company Parties jointly and severally agree to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, each member, limited partner or general partner of each such holder, each of their respective Affiliates, officers, directors, shareholders, members, limited partners, general partners, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a "Loss" and collectively "Losses") arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company Parties shall not be liable to any particular indemnified party (x) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company Parties by such indemnified party expressly for use in the preparation thereof or (y) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least 5 days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company Parties may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Company Parties will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties. Notwithstanding anything to the contrary in this Agreement, the Guarantors shall only be required to provide indemnification pursuant to this Section 2.9 if the Losses for which such indemnification is required arise out of or in connection with the purchase and sale of Note Securities.

(b) Indemnification by the Selling Holder of Registrable Securities. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company Parties, their directors and officers and each Person who controls the Company Parties (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling holder to the Company Parties specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company Parties shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to indemnification of the Company Parties.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other hand; or (ii) if the allocation provided by clause (i) of this Section 2.9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 2.9(d) but also the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company Parties, (x) the relative benefits received by the indemnifying on the one hand and the indemnified party on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of any securities registered thereunder (before deducting expenses) received by the indemnifying party and the net proceeds from the offering of any Registrable Securities (before deducting expenses) received by the indemnified party, bear to the aggregate public offering price of the securities registered thereunder; and (y) the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.9(a) and 2.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9(d), in connection with any Registration Statement filed by the Company, a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party. The remedies provided for in this Section 2.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

2.10. Rules 144 and 144A. The Company Parties covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company Parties are not required to file such reports, they will, upon the request of any holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and they will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company Parties will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 3. MISCELLANEOUS.

3.1. Term. This Agreement shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 2.9 and 2.10 and all of this Section 3, which shall survive any such termination.

3.2. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

3.3. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

3.4. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-Class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a) if to the Company Parties:

c/o MEMC Electronic Materials, Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376
Attention: General Counsel
Facsimile No.: (636) 474-5162

(b) if to the Investor:

TPG Wafer Holdings LLC
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
Attention: Richard A. Ekleberry, Esq.
Facsimile No.: 817-871-4088

Each holder, by written notice given to the Company Parties in accordance with this Section 3.4 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after being deposited in the mail, postage prepaid, if mailed by first Class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.5. Successors, Assigns and Transferees; Assumption. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned without the need for an express assignment, provided that, other than an assignment to the Investor or an Affiliate of the Investor, a Designated Purchaser or an Affiliate of a Designated Purchaser, a Note Designee or an Affiliate of a Note Designee, no such assignment shall be binding upon or obligate the Company Parties to any such assignee unless and until the Company shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company Parties shall also be for the benefit of and enforceable by any subsequent holder of Registrable Securities, subject to the provisions contained herein.

(c) The Company Parties shall not change, convert or exchange any Registrable Securities into securities of another Person upon any reorganization, recapitalization, reclassification, merger, consolidation or similar transaction unless (i) such Person shall expressly assume, by a written agreement in a form reasonably acceptable to a majority of holders of each Class of Registrable Securities, all the obligations of the Company Parties under this Agreement with respect to such Registrable Securities; (ii) the Company Parties shall have delivered an executed copy of such agreement to the holders; and (iii) immediately after giving effect to such transaction no default under this Agreement shall have occurred and be continuing.

3.6. Governing Law; Service of Process; Consent to Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

(b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

3.7. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

3.9. Amendment; Waiver.

(a) Except for the addition of new Guarantors as provided in Section 3.12, this Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company Parties, the holders of a majority of each Class of Registrable Securities then outstanding and, so long as it is a holder, the Investor. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.9(a), whether or not such Registrable Securities shall have been marked accordingly.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

3.11. Effectiveness. The provisions of this Agreement shall take effect upon the occurrence of the Initial Restructuring (as such term is defined in the Restructuring Agreement) without further action by or on behalf of any party hereto, and other than this Section 3.11 shall have no force or effect prior to the Initial Restructuring.

3.12 Additional Guarantors. Each Domestic Subsidiary (as defined in the Indenture) that was not in existence or not a Subsidiary on the date of this Agreement is required to become a Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Investor and such a Subsidiary of an instrument in the form of Exhibit A, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

MEMC ELECTRONIC MATERIALS, INC. By: /s/ James M. Stolze Name: James M. Stolze Title: Executive Vice President Chief Financial Officer

TPG WAFER HOLDINGS LLC By: /s/ Richard A. Ekleberry Name: Richard A. Ekleberry Title: Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO, as Guarantor

By: /s/ Kenneth L. Young Name: Kenneth L. Young, in his capacity as Treasurer for each of the subsidiaries listed on Schedule I hereto

Schedule I

Guarantors: MEMC Pasadena, Inc.

MEMC International, Inc.

MEMC Southwest Inc.

SiBond, L.L.C.

PlasmaSil, L.L.C.

EXHIBIT A

FORM OF SUPPLEMENT

SUPPLEMENT NO. [___] dated as of [_______], to the Registration Rights Agreement dated as of November 13, 2001, among MEMC Electronic Materials, Inc., a Delaware corporation (the "Company"), the guarantors included on the signature lines thereto (the "Guarantors" and together with the Company, the "Company Parties") and TPG Wafer Holdings LLC, a Delaware limited liability company (together with its permitted assigns, "TPG" or the "Investor").

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

B. The Guarantors have entered into the Registration Rights Agreement as an inducement to the Investor entering into the Restructuring Agreement. Pursuant to Section 3.12 of the Registration Rights Agreement, each Domestic Subsidiary (as defined in the Indenture) that was not in existence or not a Subsidiary on the date of the Registration Rights Agreement is required to enter into the Registration Rights Agreement as a Guarantor upon becoming a Subsidiary. Section 3.12 of the Registration Rights Agreement provides that additional Subsidiaries may become Guarantors under the Registration Rights Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Registration Rights Agreement to become a Guarantor under the Registration Rights Agreement.

Accordingly, the New Guarantor agrees as follows:

SECTION 1. In accordance with Section 3.12 of the Registration Rights Agreement, the New Guarantor by its signature below becomes a Guarantor under the Registration Rights Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Registration Rights Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. Each reference to a "Guarantor" in the Registration Rights Agreement shall be deemed to include the New Guarantor. The Registration Rights Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the holders of Registrable Securities that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement shall become effective when the New Guarantor shall have executed this Supplement and delivered it to the Investor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Registration Rights Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 6. Whenever possible, each provision or portion of any provision of this Supplement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Supplement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Supplement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

SECTION 7. All communications and notices under the Registration Rights Agreement to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Company.

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Registration Rights Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:
Address: